State of Delaware
Secretary of State
Division of Corporations
Delivered 01:08 PM 12/18/2012
FILED 01:06 PM 12/18/2012
SRV 121356312 - 4101967 FILE

EXHIBIT 3.1

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Juhl Wind, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of this Corporation is Juhl Energy, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THE EFFECTIVE DATE OF THIS CERTIFICATE OF AMENDMENT SHALL BE DECEMBER 21, 2012.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18TH day of DECEMBER, 2012.

By: ______________________
Authorized Officer

Title: John Mitola

Name: President
Print or Type

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

This certificate of Amendment to Certificate of Amendment to Certificate of Incorporation is being filed pursuant to Section 103D of the General Corporation Law of the State of Delaware.

Juhl Wind, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is Juhl Wind, Inc.
2. That a Certificate of Amendment to Certificate of Incorporation was filed with the Secretary of State of Delaware on December 18, 2012, and that said Certificate requires amendment as permitted by Section 103D of the General Corporation Law of the State of Delaware.
3. That the amended effective date of the Certificate of Amendment (file number 4101967) should be January 2, 2013.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20th day of December, 2012.

By: [signature]
Authorized Officer

Title: John Mitola

Name: President
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:59 PM 12/20/2012
FILED 03:59 PM 12/20/2012
SRV 121373318 - 4101967 FILE